UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 12, 2025, Harley-Davidson, Inc. (the “Company”) issued a press release in connection with its upcoming 2025 annual meeting of shareholders. A copy of the press release is attached hereto as Exhibit 1.

The Company maintains a website, VoteHarleyDavidson.com, in connection with its upcoming 2025 annual meeting of shareholders. On May 12, 2025, the Company revised the Resources page of the website. A copy of the revised website page is attached hereto as Exhibit 2.

Exhibit 1

Harley-Davidson Reminds Shareholders to Vote to Ahead of May 14 Annual Meeting

Urges Shareholders to Vote “FOR ALL” Harley-Davidson Director Nominees on the WHITE Proxy Card

MILWAUKEE, May 12, 2025 -- Harley-Davidson, Inc. (the “Company” or “Harley-Davidson”) (NYSE: HOG) today urged shareholders to vote their shares ahead of the Company’s 2025 Annual Meeting of Shareholders, which is scheduled to be held on May 14, 2025.

Time is short, and shareholders should cast their vote NOW by telephone or online “FOR ALL” the Company’s highly qualified and experienced director nominees on the Company’s WHITE proxy card.

Harley-Davidson sent a letter to shareholders that emphasizes the importance of making their voices heard by voting and reminds shareholders that:

•	Harley-Davidson is at a critical juncture in its 120+-year history, as the Board of Directors is in the midst of a rigorous process to identify a new leader for the Company who has the skills and qualities needed to uphold Harley-Davidson’s rich heritage and drive future growth.

•	The Company is also executing on a strategy that is delivering strong performance relative to peers.

•	H Partners’ misguided campaign is not only jeopardizing the progress made to date, it has almost certainly set the CEO search process back, as stated by leading independent proxy advisor firm Institutional Shareholder Services Inc. (“ISS”).

•	Both Harley-Davidson and ISS believe H Partners’ ultimate goal is to engineer its desired outcome in the CEO search.

•	ISS, after careful analysis and discussions both with Harley-Davidson Directors and with H Partners, determined that H Partners “has not presented a compelling case for change” and recommended shareholders vote “FOR ALL” of Harley-Davidson's Director nominees.

The full text of the Company’s letter to shareholders follows:

To our shareholders,

Harley-Davidson’s Annual Meeting of Shareholders on May 14, 2025 is rapidly approaching – and we need your vote. The value of your investment and the future of Harley-Davidson, an American icon, are at stake, and the choice is clear:

✓	Support your highly qualified Directors as they work to protect the company’s legacy and select a CEO that has the skills and qualities needed to uphold Harley-Davidson’s rich heritage and drive future growth.

🗶	Reject H Partners’ misguided and self-interested campaign which we believe seeks to enable them to remove one-third of the Board and engineer the CEO search outcome they desire.

We are strongly urging you to make your voice heard and vote your shares as soon as possible. No matter how many shares you own, your vote is extremely important.

TIME IS SHORT. PROTECT YOUR INVESTMENT. VOTE “FOR ALL” OF HARLEY-DAVIDSON’S HIGHLY QUALIFIED DIRECTOR NOMINEES.

We strongly encourage you to vote the WHITE proxy card “FOR ALL” Director nominees. Please DISCARD any BLUE proxy card you may receive from H Partners.

HARLEY-DAVIDSON IS DEFINED BY COMMUNITY. OUR ROAD. OUR RULES. LET’S RIDE.

Your vote is critical to our future. With our May 14, 2025 Annual Meeting of Shareholders rapidly approaching, we want to ensure your voice is heard so that we can continue to execute our transformation with the right leadership in place.

Thank you for your support and investment,

The Harley-Davidson Board of Directors

Your Vote is Important!

Please simply DISCARD any Blue proxy card you may receive from H Partners. Vote on the enclosed WHITE proxy card “FOR ALL” Director nominees.

LEADING INDEPENDENT PROXY ADVISOR ISS AGREES – SHAREHOLDERS SHOULD VOTE FOR ALL OF HARLEY-DAVIDSON’S DIRECTOR NOMINEES

ISS VOTE RECOMMENDATION:

-	Vote “FOR ALL” of Harley-Davidson’s Director nominees

-	H Partners “has not presented a compelling case for change”

This is a critical juncture in Harley-Davidson’s history, and our Board is working tirelessly to protect the Company’s legacy and choose the Company’s next leader.

Don’t just take our word for it – Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has also recommended that shareholders vote “FOR ALL” of Harley-Davidson’s highly qualified Director nominees. The quotes1 that appear below from a report ISS published on May 5, 2025, demonstrate why we believe shareholders should support Harley-Davidson and reject H Partners’ harmful campaign:

HARLEY-DAVIDSON

✓	A fit-for-purpose Board with a track record of protecting shareholders’ best interests

1 Permission to use quotations was neither sought nor obtained

ISS PERSPECTIVES ON HARLEY-DAVIDSON’S PERFORMANCE AND GOVERNANCE

Harley-Davidson’s strategy is working.

✓	“The bigger picture is that the strategy introduced by [CEO] Zeitz has had a positive impact on the trajectory of HOG, which had lost considerable ground when he took over as interim CEO.”

“HOG has kept pace with peers. This is significant, as HOG dramatically underperformed peers for several years prior to introduction of the Hardwire strategy.”

The Directors targeted by H Partners’ campaign are critical to the CEO search process.

✓	“[T]he criticisms levied by the dissident against Zeitz as CEO are overstated. [...] [I]t appears that his time in the role has been more positive than negative, which makes it hard to argue that his vote on a successor is worthless.”

H PARTNERS

🗶	An opportunistic hedge fund whose misleading campaign is about getting its own way, not protecting shareholders

ISS PERSPECTIVES ON H PARTNERS’ CAMPAIGN

H Partners’ campaign is undermining the Board’s process to attract the best CEO.

🗶	“[D]espite the dissident’s argument that there is a sense of urgency, the distraction of this campaign has almost certainly set the [CEO search] process back. This only reinforces the board’s conclusion that this campaign is a reaction, rather than a measured response.”

H Partners’ campaign is about getting its own way, not protecting shareholders.

🗶	“The facts suggest that when the dissident’s preferred candidate was not selected, the dissident reacted by vacating the board and launching this vote no campaign in an attempt to establish a path to its desired outcome in the CEO search.”

Contacts

Media

FGS Global

Stephen Pettibone/Kelsey Markovich/Bryan Locke/Danielle Berg

HOG@fgsglobal.com

Investors

Shawn Collins

shawn.collins@Harley-Davidson.com

(414) 343-8002

About Harley-Davidson

Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Our vision: Building our legend and leading our industry through innovation, evolution and emotion. Our mission: More than building machines, we stand for the timeless pursuit of adventure. Freedom for the soul. Our ambition is to maintain our place as the most desirable motorcycle brand in the world. Since 1903, Harley-Davidson has defined motorcycle culture by delivering a motorcycle lifestyle with distinctive and customizable motorcycles, experiences, motorcycle accessories, riding gear and apparel. Harley-Davidson Financial Services provides financing, insurance and other programs to help get riders on the road. Harley-Davidson also has a controlling interest in LiveWire Group, Inc., the first publicly traded all-electric motorcycle company in the United States. LiveWire is the future in the making for the pursuit of urban adventure and beyond. Drawing on its DNA as an agile disruptor from the lineage of Harley-Davidson and capitalizing on a decade of learnings in the EV sector, LiveWire's ambition is to be the most desirable electric motorcycle brand in the world. Learn more at harley-davidson.com and livewire.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations, financial position and performance of the Company including, without limitation, with respect to earnings capacity and shareholder value; potential impacts of macroeconomic conditions on the Company's business and results of operations; the Hardwire strategic plan priorities and execution, including the results thereof; industry and business trends, and business strategy, initiatives and opportunities, including, without limitation, regarding impact, profitability and timing of new entry level products and potential investment in the HDFS Harley-Davidson Financial Services subsidiary/business; impacts of the H Partners Management, LLC (“H Partners”) campaign related to the Company's 2025 annual meeting of shareholders (the “Annual Meeting”); and executive succession and board refreshment, including expected results thereof. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 6, 2025, and other subsequent reports filed with the SEC, including, among others, subsequent quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made in this press release and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; uncertainties regarding actions that have been taken and may in the future be taken by H Partners in furtherance of its campaign relating to the Company’s 2025 annual meeting of shareholders and potential costs and management distraction attendant thereto; and uncertainties regarding a potential third party investment in HDFS Harley-Davidson Financial Services.

Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It

Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the Annual Meeting.

INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com.

### (HOG-OTHER)

Exhibit 2